                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          J. C. PENNEY COMPANY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

JCPENNEY                                                 William R. Howell
                                                         Chairman of the Board

                                                                   April 7, 1995

Dear Stockholders:

On behalf of your Board of Directors and your management, I cordially invite you to attend the Annual Meeting of Stockholders of your Company. It will be held on Friday, May 19, 1995, at 10:00 A.M., local time, at the El San Juan Hotel, 6063 Isle Verde Road, San Juan, Puerto Rico 00902.

  You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages of this booklet.

  The vote of each and every stockholder is most important to us. We are gratified that so many of you have in the past exercised your right to vote your shares.

  WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

  Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you so choose. We look forward to seeing you at this meeting. If you plan to attend, please so indicate in the appropriate box on your proxy. As in the past, there will be a report on operations, an opportunity to meet your Company's directors and officers, as well as time for questions.

  Thank you for your cooperation and continued support and interest in JCPenney.

                                                    Warmest Regards,
                                   [SIGNATURE OF WILLIAM R. HOWELL APPEARS HERE]

ANY STOCKHOLDER HAVING A DISABILITY REQUIRING SPECIAL ASSISTANCE WHO WOULD LIKE TO ATTEND THE ANNUAL MEETING SHOULD CALL THE SECRETARY OF THE COMPANY AT (214) 431-1201 AND REASONABLE EFFORTS WILL BE MADE TO ACCOMMODATE SUCH NEEDS.

                  ------------------------------------------
                  Customer Service is Our Number One Priority

                  ------------------------------------------
      J. C. Penney Company, Inc. .  P.O. Box 10001 . Dallas, TX 75301-0001
             Home Office . 6501 Legacy Drive . Plano, TX 75024-3698

J. C. PENNEY COMPANY, INC.
6501 Legacy Drive, Plano, Texas
75024-3698


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 1995


The Annual Meeting of Stockholders of J. C. Penney Company, Inc. will be held at the El San Juan Hotel, 6063 Isle Verde Road, San Juan, Puerto Rico 00902 on Friday, May 19, 1995, at 10:00 A.M., local time, for the following purposes:

  1. to elect four directors for a three-year term as described in the accom-panying proxy materials;

  2. to approve the employment of KPMG Peat Marwick LLP as auditors to audit the accounts of the Company for the fiscal year ending January 27, 1996;

  3. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding classification of the Board;

  4. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding submission of the Company's stockholder rights plan to a stockholder vote; and

  5. to transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on March 20, 1995, are entitled to vote at the meeting. A complete list of those stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the JCPenney Store, Plaza Carolina Mall, Jesus Fragoso Avenue--Expreso Loiza, Carolina, Puerto Rico 00988, for a period of 10 days prior to the meeting.

Plano, Texas                            [SIGNATURE OF C. R. LOTTER APPEARS HERE]
April 7, 1995                                            C. R. Lotter, Secretary


                             YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form.

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

  You may revoke your proxy at any time before it is exercised at the meeting by submitting a written revocation, a subsequently dated proxy, or by personal vote at the meeting.

  The enclosed proxy also serves as the voting instruction card for Chemical Bank as agent ("Agent") holding shares of Common Stock of 50c par value of the Company ("Common Stock") of record for participants under the Company's Dividend Reinvestment Plan ("DRIP"). Such voting instructions are intended to cover Common Stock allocated to accounts of DRIP participants from whom an executed voting instruction card is received by the Agent by May 16, 1995 ("Voted Stock") and Common Stock allocated to the accounts of DRIP participants from whom an executed voting instruction card is not received by the Agent by May 16, 1995 ("Undirected Stock"). The Agent will vote as follows: (a) for Voted Stock, in accordance with the instructions given, and (b) for Undirected Stock, in the same proportion as the vote for the Voted Stock. Separate voting instruction cards are also being furnished to participants who beneficially own Voting Stock (as defined below) in the trusts under the Company's Savings and Profit-Sharing Retirement Plan ("Savings Plan"), the Company's Savings, Profit-Sharing and Stock Ownership Plan ("LESOP"), and the JCPenney Financial Services Thrift and Investment Retirement Plan.

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person, by telephone, telegraph, or mail. The Company has also retained, on behalf of the Board of Directors, Morrow & Co., Inc. to aid solicitation by mail, telephone, telegraph, and personal interview, for a fee of approximately $22,500, plus reasonable expenses, which will be paid by the Company. The Company may also reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

  The complete mailing address of the Company's principal executive offices is
J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0001. The approximate date on which this proxy statement and the form of proxy were first sent or given to stockholders was April 7, 1995.

VOTING RIGHTS

Stockholders of record at the close of business on March 20, 1995, the record date for the Annual Meeting, are entitled to vote at the meeting. At the close of business on such date, 228,317,807 shares of Common Stock, and 1,044,169 shares of Series B ESOP Convertible Preferred Stock ("ESOP Preferred Stock") having a Common Stock voting equivalent of 20 votes per share for a combined total voting equivalent of 249,201,187 shares ("Voting Stock"), were outstanding and entitled to vote.

  On that date, a trust maintained under the Company's Savings Plan held 30,951,576 shares of Common Stock representing approximately 12.42% of the Voting Stock, and a trust maintained under the LESOP held 1,044,169 shares of ESOP Preferred Stock and 8,077,627 shares of Common Stock, representing approximately 11.62% of the Voting Stock. The holdings of both Plans represent approximately 24.04% of the Voting Stock. These trusts have disclaimed beneficial ownership of these shares of Voting Stock.

  The Company's Bylaws require an affirmative vote of the holders of a majority of the shares of the Voting Stock outstanding and entitled to vote as of the record date for approval of each proposal presented in this proxy statement. Abstentions and broker nonvotes are counted only for purposes of determining whether a quorum is present at the meeting.

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS. The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. In keeping with its long-standing practice, the Company's Board continues to be an independent board. The Company's Board structure is designed to assure that there is independent review and oversight as well as approval of significant strategic and management decisions affecting the Company. The Board has seven meetings scheduled for fiscal 1995.

COMMITTEES OF BOARD OF DIRECTORS. The Board of Directors carries out many of its functions through five principal standing committees, which are described on page 3 and are composed entirely of directors who are not employees of the Company. One of these committees, the Committee on Directors, selects and recommends to the Board nominees for director on the basis of their recognized experience and achievements, both in commerce and society, and for their ability to bring a wide diversity of skills and experience to the deliberations of the Board. Stockholders also may make recommendations of nominees for director, as explained in greater detail on pages 24 and 25.

CONFIDENTIAL VOTING. In casting their votes, stockholders are also assured that their votes are accorded confidential voting treatment as provided in the Company's confidential voting policy described on page 25.

EXECUTIVE COMPENSATION. The Personnel and Compensation Committee of the Board of Directors, which is composed entirely of non-employee directors, approves, among other things, the annual salaries of executive officers and recommends to the full Board for its approval the respective annual salaries of the three employee directors. Please see the Report of Personnel and Compensation Committee on Executive Compensation, which begins on page 10.

CLASSES OF BOARD OF DIRECTORS. The Company's Restated Certificate of Incorporation and its Bylaws provide for a Board of not less than three directors as fixed, from time to time, by the Board, and further provide for three classes of directors to be as nearly equal in number as possible, with each class serving a three-year term and with one class being elected each year. Currently, the Board consists of ten members, with two classes consisting of three directors each and one class consisting of four directors. Of the ten current directors, three are currently Company employees and seven have principal occupations or employment which are and have been outside the Company.

  Each director is required to be a stockholder of the Company.

BOARD MEETINGS. During fiscal 1994, seven meetings of the Board were held. Attendance at such meetings for current directors averaged approximately 98%. In addition to membership on the Board, directors who are not Company employees also serve on one or more of the principal standing committees of the Board. During fiscal 1994, these committees held a total of 14 meetings; no current director attended fewer than 92% of the aggregate total of meetings of the Board and committees on which he or she served.

COMMITTEES

The following describes the principal standing committees of the Board of Directors, which are composed entirely of directors who are not employees of the Company:

AUDIT COMMITTEE. The Audit Committee's responsibilities include recommending to the Board of Directors for stockholder approval the independent auditors for the annual audit of the Company's consolidated financial statements. The Committee reviews the audit strategy and plan, scope, fees, and audit results of the auditors, reports on the adequacy of internal accounting controls, non-audit services and related fees, the Company's ethics program, status of significant legal matters, the scope of the internal auditors' plans and budget and results of their audits, and the effectiveness of the Company's program for correcting audit findings.

  During fiscal 1994, this Committee met three times. Its members are M. A. Burns, C. S. Sanford, Jr., and J. D. Williams, who serves as its Chair.

BENEFIT PLANS REVIEW COMMITTEE. This Committee's responsibilities include reviewing and administering the Company's retirement and welfare plans and reviewing annually the financial condition and investment performance results of the Company's retirement plans, annual actuarial valuation reports for the Company's Pension Plan, and the financial condition, investment performance results, and actuarial valuation aspects of the Company's welfare plans.

  During fiscal 1994, this Committee met one time. Its members are M. A. Burns,
J. D. Williams, and J. C. Pfeiffer, who serves as its Chair.

COMMITTEE ON DIRECTORS. The Committee on Directors' responsibilities include making recommendations to the Board with respect to the size, composition, and functions of the Board of Directors, the qualifications of directors, candidates for election as directors, and the compensation of directors.

  During fiscal 1994, this Committee met two times. Its members are C. H. Chandler, George Nigh, J. C. Pfeiffer, C. S. Sanford, Jr., and V. E. Jordan, Jr., who serves as its Chair.

  Stockholders may propose nominations for directors in accordance with the procedures described on pages 24 and 25.

PERSONNEL AND COMPENSATION COMMITTEE. This Committee's responsibilities include reviewing and administering the Company's annual and long-term incentive compensation plans, making recommendations in areas concerning personnel relations, and taking action or making recommendations with respect to the compensation of executive officers, including those who are directors.

  During fiscal 1994, this Committee met six times. Its members are V. E. Jordan, Jr., George Nigh, J. C. Pfeiffer, and C. H. Chandler, who serves as its Chair.

PUBLIC AFFAIRS COMMITTEE. The responsibilities of the Public Affairs Committee include identifying, analyzing, and bringing to the attention of the Board social and environmental trends, community affairs, and public policy issues which may have a potential impact on the business performance and investment character of the Company, and assuring that Company policy and performance reflect a sensitivity toward the social and physical environments in which the Company does business and that such policy and performance are in accord with the public interest.

  During fiscal 1994, this Committee met two times. Its members are M. A. Burns, V. E. Jordan, Jr., J. D. Williams, and George Nigh, who serves as its Chair.

  The mailing address for all of these committees is c/o C. R. Lotter, Secretary, J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-1109.

ELECTION OF DIRECTORS (PROPOSAL 1)

As indicated on page 2, under "Classes of Board of Directors", the Board of Directors has been divided into three classes with two classes consisting of three directors each and one class consisting of four directors. At the meeting, four directors will be elected to hold office for a three-year term expiring at the 1998 Annual Meeting of Stockholders. Other directors will continue in office, in accordance with their previous election, until the expirations of the terms of their classes at the 1996 or 1997 Annual Meeting of Stockholders, as the case may be.

  Brief statements setting forth certain information as of March 20, 1995, as to the Board of Directors' nominees for directors for the three-year term expiring at the 1998 Annual Meeting of Stockholders and as to each current director in the classes continuing in office are shown on pages 5 to 7. Each of the nominees is currently a director of the Company.

  If properly executed and timely returned, the accompanying proxy will be voted for all four nominees for a term expiring at the 1998 Annual Meeting of Stockholders, except where authority so to vote is withheld. If any nominees should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board, unless the Board reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

              NOMINEES FOR DIRECTORS FOR THREE-YEAR TERM EXPIRING 1998


              M. ANTHONY BURNS, 52
              Chairman, President and Chief Executive Officer of Ryder System,
              Inc. (a provider of transportation and logistics services) since
              1985, with which he has served in positions of increasing
[PHOTO OF     importance since 1974, including its President since 1979, Chief
M. ANTHONY    Executive Officer since 1983, and a director since 1979;
BURNS APPEARS Director of The Chase Manhattan Bank, N. A., The Chase Manhattan
HERE]         Corporation, Pfizer, Inc., American Red Cross, Boy Scouts of
              America, and United Way of America; Trustee of the University of
              Miami; Member of the Policy Committee of The Business Roundtable and of The Business Council; Director of the Company since 1988.


              COLBY H. CHANDLER, 69
              Formerly Chairman and Chief Executive Officer of Eastman Kodak
[PHOTO OF     Company from 1983 to 1990 and its President from 1977 to 1983;
COLBY H.      Associated with Eastman Kodak Company since 1950 and a director
CHANDLER      from 1974 to 1993; Director of Citicorp, Digital Equipment
APPEARS       Corporation, Ford Motor Company, and M.I.T. Corporation; Trustee
HERE]         of the International Museum of Photography at George Eastman
              House, Rochester Institute of Technology, and the University of
              Rochester; Director of the Company since 1983.


              JAMES E. OESTERREICHER, 53
              Vice Chairman of the Board and Chief Executive Officer of the
              Company since January 1995; President, JCPenney Stores and
              Catalog, from 1992 to 1995; Executive Vice President from 1988
[PHOTO OF     to 1992; Associated with the Company since 1964; Director of
JAMES E.      Brinker International, Inc., Circle 10 Council, Boy Scouts of
OESTERREICHER America, National 4-H Foundation, and Presbyterian Hospital of
APPEARS       Plano; Advisory director of the University of Florida Retail
HERE]         Management Institute; Director of the Company since January
              1995.


              CHARLES S. SANFORD, JR., 58
              Chairman of Bankers Trust New York Corporation and its principal subsidiary, Bankers Trust Company, since 1987, with which he has
[PHOTO OF     served in positions of increasing importance since 1961,
CHARLES S.    including its Deputy Chairman from 1986 to 1987 and President
SANFORD, JR.  from 1983 to 1986; Director of Mobil Corporation; Member of The
APPEARS       Business Roundtable and The Business Council; Overseer of The
HERE]         Wharton School, University of Pennsylvania; Director of the
              Company since 1992.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

              TERM EXPIRING 1996


              WILLIAM R. HOWELL, 59
              Chairman of the Board of the Company since 1983 and Chief
[PHOTO OF     Executive Officer of the Company from 1983 to January 1995;
WILLIAM R.    Associated with the Company since 1958; Director of Bankers
HOWELL        Trust Company, Bankers Trust New York Corporation, Exxon
APPEARS       Corporation, Halliburton Company, Warner-Lambert Company, Beta
HERE]         Gamma Sigma, and National Retail Federation; Trustee of the
              National Urban League; Director of the Company since 1981.



              GEORGE NIGH, 67
              President of the University of Central Oklahoma since 1992;
[PHOTO OF     Formerly Governor of Oklahoma, during 1963 and from 1979 to
GEORGE NIGH   1987; Lieutenant Governor from 1958 to 1963 and from 1967 to
APPEARS       1979; Member of the Oklahoma House of Representatives from 1950
HERE]         to 1958; Director of Boatmen's First National Bank of Oklahoma;
              Director of the Company since 1987.



              JOSEPH D. WILLIAMS, 68
              Retired Chairman and Chief Executive Officer of Warner-Lambert
              Company (pharmaceuticals, health care, and consumer products)
[PHOTO OF     from 1985 to 1991, with which and with a related company he
JOSEPH D.     served in positions of increasing importance since 1950,
WILLIAMS      including its President and Chief Operating Officer from 1979 to
APPEARS       1985; Director of AT&T Corp., Exxon Corporation, Rockefeller &
HERE]         Co., Therapeutic Antibodies Inc, Thrift Drug, Inc., Warner-
              Lambert Company, and The Wyatt Co.; Trustee of Columbia
              University, Project Hope, Liberty Science Center, and the United
              Negro College Fund; Director of the Company since 1985.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

              TERM EXPIRING 1997


              VERNON E. JORDAN, JR., 59
              Senior Partner, law firm of Akin, Gump, Strauss, Hauer & Feld since 1992; Partner since 1982; President from 1977 to 1981 and
              Executive Director from 1972 to 1977 of the National Urban
[PHOTO OF     League; Director of American Express Company, Bankers Trust
VERNON E.     Company, Bankers Trust New York Corporation, Corning
JORDAN, JR.   Incorporated, Dow Jones & Company, Inc., Revlon Group
APPEARS       Incorporated, Ryder System, Inc., Sara Lee Corporation, Union
HERE]         Carbide Corporation, and Xerox Corporation; Trustee of the
              Brookings Institution, The Ford Foundation, Howard University, and the Joint Center for Political and Economic Studies;
              Director of the Company since 1973.


              JANE C. PFEIFFER, 62
              Independent management consultant; Chairman of the Board of
              National Broadcasting Company, Inc. from 1978 to 1980;
              Independent management consultant from 1976 to 1978; Vice
[PHOTO OF     President of Communications and Government Relations of
JANE C.       International Business Machines Corporation from 1972 to 1976;
PFEIFFER      Director of Ashland Oil, Inc., International Paper Company, The
APPEARS       Mutual Life Insurance Company of New York, and Overseas
HERE]         Development Council; Trustee of The Conference Board and of the
              University of Notre Dame; Director of the Company since 1977.


              W. BARGER TYGART, 59
              President and Chief Operating Officer of the Company since
              January 1995; Senior Executive Vice President from 1992 to 1995;
[PHOTO OF     Executive Vice President from 1987 to 1992; Associated with the
W. BARGER     Company since 1960; Chairman, The Fashion Association of
TYGART        America; Director and Executive Committee Member, North Texas
APPEARS       Public Broadcasting; Director of the Education Foundation for
HERE]         the Fashion Industries--Fashion Institute of Technology, and the
              Corporate Advisory Board, National Council of LaRaza; Advisory director of American Studies at Harding University; Member of the College Advisory Board at the University of Arkansas;
              Director of the Company since January 1995.

MANAGEMENT OWNERSHIP OF COMMON STOCK AND ESOP PREFERRED STOCK

The following table shows, as of March 20, 1995, the beneficial ownership of shares of Voting Stock by each present director, by each individual serving as the Company's Chief Executive Officer during fiscal 1994, and by the four most highly compensated executive officers other than the individuals serving as Chief Executive Officer during the last fiscal year (such executive officers, together with the two individuals serving as Chief Executive Officer, being hereinafter referred to as the "Named Executive Officers"), and by all present directors and all executive officers of the Company as a group. The information includes shares held under certain restrictions and, in the case of executive officers, also includes the number of shares of Voting Stock credited to their accounts under the Company's Savings Plan and LESOP. As shown in the last two columns, substantial portions of the shares indicated as beneficially owned are actually unissued shares attributable to unexercised and unexpired options for Common Stock. The combined beneficial ownership of shares of Common Stock and Common Stock voting equivalents of each director and Named Executive Officer and of all directors and executive officers as a group (not including shares attributable to unexercised and unexpired options) constitutes less than 1% of the total Voting Stock as of March 20, 1995.

                                                 Number
                                              attributable        Number
                                             to unexercised    attributable
                                   Number    and unexpired      to options
                                 of shares    options for   exercisable within
                                beneficially     Common         60 days of
Name or Group                      owned         Stock        March 20, 1995
- ------------------------------------------------------------------------------
Directors:
 M. A. Burns                         9,200         7,200           7,200
 C. H. Chandler                     21,200         7,200           7,200
 W. R. Howell                      270,076       194,357         134,357
 V. E. Jordan, Jr.                  11,122        10,400          10,400
 George Nigh                         7,835         7,200           7,200
 J. E. Oesterreicher               177,469       127,434         100,434
 J. C. Pfeiffer                     10,094         9,200           9,200
 C. S. Sanford, Jr.                  7,200*        3,200           3,200
 W. B. Tygart                      189,061       122,718          99,718
 J. D. Williams                     25,200         7,200           7,200
Named Executive Officers:**
 J. T. Cody, Jr.                   139,814        83,936          64,936
 T. D. Hutchens                    119,634        84,706          65,706
 R. E. Northam                     176,604       109,082          90,082
All present directors and
 executive officers as a group   1,675,331     1,081,023         858,523
- ------------------------------------------------------------------------------

 * Excludes 4,251,115 shares held in accounts of Bankers Trust Company, of which Mr. Sanford is the Chairman, but as to which he disclaims beneficial ownership.
** In addition to Messrs. Howell, Oesterreicher, and Tygart who also serve as directors.

CERTAIN FILINGS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Through an inadvertent omission, there was a failure to file a Form 4 on behalf of Mr. Oesterreicher to report shares of Common Stock and ESOP Preferred Stock held by a bank trustee under the Savings Plan and LESOP for his adult son's account when his son returned to live in his household in September 1992. A Form 4 reporting these shares was filed after discovery of this omission. Mr. Oesterreicher disclaims beneficial ownership of these shares.

DIRECTORS' FEES

Company employees are not paid additional amounts for serving as directors. Directors who are not Company employees ("Non-Associate Directors") are paid an annual retainer of $26,400, plus $1,200 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any committee of the Board. The chair of the Audit Committee and the Personnel and Compensation Committee of the Board are each paid an additional annual fee of $4,500; the chair of the Benefit Plans Review Committee, the Committee on Directors, and the Public Affairs Committee of the Board are each paid an additional annual fee of $4,000. Directors are also reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. One Non-Associate Director sits on the Board of Directors of Thrift Drug, Inc., a wholly-owned subsidiary of the Company ("Thrift"). This Non-Associate Director receives $2,000 for attendance at each meeting of Thrift's Board, $2,000 for attendance at each meeting of a committee of the Thrift Board on which he sits, and is reimbursed for expenses incurred for meeting attendance. He does not receive an annual retainer for serving on the Thrift Board. Directors who are Representatives under an Indemnification Trust Agreement between the Company and Chemical Bank, as trustee, (currently Directors Jordan, Pfeiffer, and Williams), are paid an annual retainer of $5,000, plus $600 for each meeting of the Representatives and are reimbursed for expenses of meeting attendance. During fiscal 1994, no such meetings were held. Non-Associate Directors are also paid $800 for each full day of service to the Company in addition to those services which they perform in connection with Board and committee responsibilities, and are reimbursed for expenses in connection with their performance of such services. No director received payment for such services during fiscal 1994. A director may elect to defer payment of all or part of any of the above fees under the terms of a deferred compensation plan for directors. During fiscal 1994, three directors elected to so defer.

  Pursuant to a retirement plan for Non-Associate Directors, any director who is not entitled to receive benefits under the Company's Pension Plan will be paid a retirement benefit after serving as a member of the Board for a period of not less than five years. Annualized benefits will not exceed the then current annual retainer for directors. Pursuant to the Company's Bylaws, no person may continue to serve as a director after the Company's annual meeting of stockholders in the calendar year in which such person attains age 72.

  During fiscal 1994, each Non-Associate Director was also automatically given a tandem restricted stock award/stock option grant under the Company's 1993 Equity Compensation Plan. Each such award/grant consisted of 200 shares of restricted Common Stock and an option to purchase 800 shares of Common Stock. All such options became exercisable six months from the date of grant, but shares which may be acquired upon any such exercise may not be sold by a director until that director's termination. If on the date of a "Qualifying Termination" the "option value" of any unexpired option is greater than the fair market value of the Common Stock covered by the tandem stock award, such stock award will be forfeited and the stock option will remain exercisable for two years, but if the option value is less than the fair market value of the Common Stock covered by the tandem stock award, the stock option will automatically expire and the tandem stock award will automatically vest. For any "Non-qualifying Termination", unless otherwise determined by the plan committee, all outstanding stock awards and unexercised options will be forfeited or canceled, as the case may be. Generally, termination by reason of misconduct will be considered a Non-qualifying Termination and all other terminations will be considered Qualifying Terminations. The shares under option grant are included in the table on page 8.

  Directors are eligible to participate in the Company's Directors' Charitable Award Program ("Charitable Award Program"). The Charitable Award Program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors. Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000; $500,000 upon the earlier of
(i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group, and an additional $500,000 upon the death of the second director of the group, to one or more charitable organizations as recommended by the individual directors. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this Program. The Board may, at any time, without the consent of any participating director, amend, suspend, or terminate this Program. All directors currently participate in the Charitable Award Program.

REPORT OF PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Personnel and Compensation Committee of the Board of Directors ("Committee"), which is composed entirely of non-employee directors, is responsible for establishing and implementing the compensation policies for the Company. Based upon its evaluation of the performance of both the Company and the executive officers, the Committee determines and approves the annual salaries of these officers and recommends to the full Board for its approval the respective annual salaries of the Company's Chairman of the Board, its Vice Chairman of the Board and Chief Executive Officer ("CEO"), and its President and Chief Operating Officer, who also serves as a Company director. The Committee also determines and approves the amounts of annual and long-term incentive compensation payments to be made to executive officers as well as the awards which may be made to them under the Company's 1993 Equity Compensation Plan ("Equity Plan") and predecessor plans. In carrying out these responsibilities, the Committee is advised by outside consultants with respect to the competitiveness of the Company's executive compensation policies and programs and, as needed, meets with these consultants without any Company representative being present. As part of its ongoing review of executive compensation, in January 1994 the Committee commissioned an internal study of the Company's short and long-term executive pay programs. This study was reviewed by outside consultants, and approved by the Committee in November 1994.

COMPENSATION PHILOSOPHY. Since the Company's founding in 1902 by James Cash Penney and as set forth in the Penney Idea adopted in 1913, the JCPenney compensation philosophy has been based on the following: To reward the men and women in our organization through participation in what the business produces. Implementation of this philosophy is based on tying compensation directly to the achievement of the Company's annual and long-term performance goals.

  Through the consistent and fair application of this philosophy the Company believes it can attract and retain executives who are most able to contribute to the long-term success of the Company and the enhancement of stockholder value. This is accomplished through a compensation package consisting of: (1) base salary, (2) annual profit incentive compensation, and (3) long-term incentive compensation of both cash and stock. (See "Summary Compensation Table" on page 15.) As an executive officer's Position Responsibility Level ("PRL") increases, a greater portion of his or her compensation is based upon Company performance, and this is reflected in the annual and long-term incentive components of such officer's compensation.

BASE SALARY AND INCENTIVE COMPENSATION PAYMENTS. Total annual cash compensation consists of base salary and annual awards under the Company's short and long-term incentive compensation plans. Base salary is set by the Committee from a range determined by the officer's PRL. At the executive officer level, the midpoint of such base salary range has typically been set 25-30% below median competitive base pay rates for comparable executives. Rather, emphasis is placed upon incentive compensation tied to Company performance as a means to provide competitive pay levels. In determining base salary, consideration is given to the following factors: job responsibilities and tasks; knowledge, skills, and experience required for successful job performance; and competitive positioning, both within and outside the Company. No specific weighting is given to any of these factors. In determining competitive position, consideration is given to the companies constituting the S&P 500 Retail Index for department stores as well as other major retailers in the United States and selected Fortune 200 companies. It is believed that these are the companies with which the Company competes for executive talent. In setting base salaries the Committee considers the competitiveness of the Company's cash compensation package as compared with the cash compensation packages of these selected companies. The Company targets its total cash compensation package for its executive officers, as a group, and its CEO at or near the 50th percentile of competitive pay for comparable executives when Company performance goals are "met" and at or near the 75th percentile when Company performance "exceeds" pre-established targets. The Committee reviews base salary levels at least annually and, based on the factors described above and a review of competitive data, approves salary increases for executive officers. The length of time between increases generally ranges from 12 to 14 months.

  Under the Company's 1989 Management Incentive Compensation Program ("Incentive Program"), annual profit incentive compensation can be earned and added to base salary. The amount of annual incentive compensation, which is a cash payment, is based on the number of profit incentive units credited to a particular PRL and the value assigned to each unit. The number of profit incentive units credited is a given percentage, based on PRL level, of base salary. The value of each unit is determined by the Committee. A unit value is determined for the total Company based on the Company's performance against two factors: total revenues as measured against the Company's goal for the year (weighted at approximately 30%), and primary earnings per share for the current year as measured against primary earnings per share for the preceding year (weighted at approximately 70%). Unit values are also determined for each of the Company's major operating divisions, based on performance against its sales and profit goals for the year (typically the sales and profit factors are given equal weight). For executive officers with broad Company responsibility, including Messrs. Howell, Oesterreicher, and Northam, 1994 unit values were based 50% on total Company revenue and earnings per share ("EPS") results and 50% on a blended unit value called "Company Management". The Company Management unit value is based 30%, 30%, and 20%, respectively, on the sales and profit results of the Company's Region, Merchandising, and Catalog operating units, and 20% on total Company revenue and EPS results. For other executive officers with operating responsibilities, 50% of their annual incentive pay is tied to total Company performance, using the same factors described above, and 50% to the operating division which they direct.

  The cash payment of long-term incentive compensation is set by the Committee under the Company's 1984 Performance Unit Plan ("PUP"). Similar to the Incentive Program, the annual amount paid under the PUP is based on the number of performance units credited to a particular PRL and the value assigned to each unit. The number of performance units is calculated by multiplying the sum of base salary and profit incentive compensation opportunity valued at $1.00 per unit by a given percentage, based on PRL. The value of each performance unit is determined by the Committee and is based on the Company's return on equity ("ROE") measured over a three-year period and EPS, as determined by the Committee, measured over this same period and the five consecutive fiscal years immediately preceding this three-year period, as well as the Company's financial performance (i.e., ROE and EPS), relative to a selected group of retail competitors. The calculation is based upon a matrix award schedule having various performance unit value ranges at specified ROE/EPS performance combinations. While there is no specific weighting of these factors, ROE generally has a greater impact on the value than does EPS. The selected group of competitors includes those making up the S&P 500 Retail Index for department stores and other major retailers which, based upon size and target customer, have a reasonable basis for comparison to the Company. The Committee may, in its discretion, assign a performance unit value outside of the matrix award schedule if it determines that such unit value is warranted by the Company's ROE and EPS performance results for the measurement period. (See "Long-Term Incentive Plans--Awards in Last Fiscal Year", page 18.)

  For fiscal 1994, the combined payments from these two incentive programs accounted for from 63% to 69% of the Named Executive Officers' total cash compensation, depending on the Company's sales and earnings performance and the executive's PRL.

EQUITY AWARDS. The stock or equity portion of the Company's compensation package is designed to align the interests of its executives with its stockholders. Generally, an executive's participation in the Equity Plan and the size of awards made are a function of the executive's PRL. The Committee does not consider the amounts and terms of prior grants of stock options when determining equity awards. To date, stock options, stock awards, and shareholder value awards have been granted under the Equity Plan.

  As of February 27, 1995, options covering approximately 1,227,000 shares of Common Stock under the Equity Plan (to approximately 1,700 management employees of the Company and its subsidiaries) were granted at an option price of $43.00 per share. Additionally, shareholder value award units were granted on February 1, 1993, February 1, 1994, and February 1, 1995 (see "Shareholder Value Award Program" below).

  The Company has never reduced the exercise prices of outstanding stock options under the present or any prior option plan.

SHAREHOLDER VALUE AWARD PROGRAM. Effective January 31, 1993, the Committee approved the J. C. Penney Company, Inc. Shareholder Value Award Program as an additional equity incentive element of the Equity Plan. This Program is intended to encourage and reward the creation of sustainable stockholder value by providing equity awards which cause participants to manage the business from the perspective of an owner, with a personal stake in the Company's long-term growth and profitability.

  Participants receive Shareholder Value Awards ("SVAs") which will be earned in restricted stock, if and when they vest, depending on the Company's cumulative Total Shareholder Return ("TSR") over a three-year measurement period relative to the TSR for the S&P 500 Retail Index for department stores and the S&P 500 Index. Each SVA unit is equivalent to one share of Common Stock for valuation purposes, and, if earned, will be paid in shares of Common Stock subject to a three-year non-transferability period. During the measurement period, dividend equivalents will be credited and converted into additional SVA units subject to the same TSR measurement requirements. In no case may an SVA vest prior to 1996.

1994 COMPENSATION. In 1994, the annual profit incentive compensation unit value for the measurement comprising total Company performance under the Incentive Program was $2.15 as compared to $2.12 in 1993 and $1.95 in 1992. No employee's 1994 incentive compensation, however, was comprised solely of the total Company performance measurement. As noted previously, for executive officers with broad Company responsibility, 50% of the unit value is based upon the blended Company Management unit value. Accordingly, the 1994 Incentive Program unit values for each of Messrs. Howell, Oesterreicher, and Northam was $2.095. For certain other officers, 50% of the unit value is based upon the sales and profit results of the particular operating division(s) for which they are responsible. Accordingly, the 1994 Incentive Program unit values for Messrs. Tygart, Cody, and Hutchens were $2.085, $2.10, and $2.085, respectively.

  Correspondingly, the performance unit value under the PUP for the three-year measurement period ending in 1994 was $2.20 as compared to $1.80 in 1993 and $1.50 in 1992. Average return on equity was 19.5%, 17.0%, and 14.6% for the measurement periods ending in 1994, 1993, and 1992, respectively. Average EPS percentage growth, as determined by the Committee, for each of these same three years was 16.9% (1994), 8.3% (1993), and 4.4% (1992). Due to its long-term nature, the PUP awards are less sensitive to year-to-year changes in Company performance than are Incentive Program awards.

CEO COMPENSATION. Effective January 1, 1995, James E. Oesterreicher was elected Chief Executive Officer of the Company, succeeding William R. Howell, who continues to serve as the Company's Chairman of the Board. For 1994, over 69% of the total cash compensation for the CEO position was comprised of annual and long-term cash incentive awards. (The comparable percentages for fiscal 1993 and 1992 were 68% and 65%, respectively.) This level of compensation was based on the same performance factors applicable to all executive officers, as discussed in the preceding paragraphs. No unique evaluation factors are utilized with respect to determining the CEO's compensation. CEO compensation in fiscal 1994 reflected the Company's third consecutive year of strong performance in both sales and earnings.

  As discussed above, the Company's executive compensation philosophy emphasizes incentive compensation tied to Company performance. In 1993, Section 162(m) of the Internal Revenue Code was introduced, which, in certain circumstances, limits the deductibility of executive compensation. The Committee believes that the Company's compensation programs provide the necessary incentives and flexibility to promote the Company's performance-based compensation philosophy while being consistent with Company culture and objectives. Accordingly, while the Committee continues to study the Company's compensation programs in light of new Section 162(m), it has determined not to amend the Company's existing plans at this time. The provisions of Section 162(m) apply to compensation paid to one Company executive.

PERSONNEL AND COMPENSATION COMMITTEE

C. H. Chandler, Chair                     George Nigh
V. E. Jordan, Jr.                         J. C. Pfeiffer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Personnel and Compensation Committee is composed entirely of persons who are neither employees nor former or current officers of the Company. C. H. Chandler, V. E. Jordan, Jr., George Nigh, and J. C. Pfeiffer are the members of the Committee. Mr. Jordan is a senior partner of Akin, Gump, Strauss, Hauer & Feld, which is one of a number of firms which have provided or will provide legal services to the Company and its subsidiaries.

  Mr. Sanford is Chairman of the Board and Chief Executive Officer of Bankers Trust New York Corporation. W. R. Howell, the Company's Chairman of the Board, serves on the Board of Directors and Human Resources Committee of Bankers Trust New York Corporation.

                 FIVE-YEAR TOTAL STOCKHOLDER RETURN COMPARISON

The following is a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis with the S&P 500 Stock Index and the S&P 500 Retail Index for department stores. A list of these companies follows the graph below:
                              [GRAPH APPEARS HERE]

                           S&P DEPARTMENT STORES:
                 JCPenney, Dillard, May, Mercantile, Nordstrom

                      1989  1990  1991  1992  1993  1994
JCPenney              100    75    90   122   182   150
S&P 500               100   107   136   148   165   167
S&P Dept. Stores      100    98   130   142   161   142


  The Common Stock prices shown are neither determinative nor indicative of future performance.

                          SUMMARY COMPENSATION TABLE

                                                                     Long Term Compensation
                                                                  -----------------------------
                                    Annual Compensation                  Awards         Payouts
                               ---------------------------------- --------------------- -------
                                                                             Securities
                                                        Other     Restricted Underlying
                                                        Annual      Stock     Options/   LTIP    All Other
Name and                       Salary    Bonus       Compensation  Award(s)     SARs    Payouts Compensation
Principal Position        Year   ($)      ($)           ($)(3)      ($)(4)     (#)(5)     ($)      ($)(6)
- ------------------------------------------------------------------------------------------------------------
Howell, W. R.             1994 721,256 1,080,388           --          --      20,000   544,260    99,363
(Chairman of the          1993 691,967 1,048,884           --          --         --    427,221   105,771
Board)(1)                 1992 637,528   888,874        95,834         --      12,000   328,008    56,395
Oesterreicher, J. E.      1994 294,077   378,200           --          --      11,500   193,752    33,266
(Vice Chairman of the     1993 255,154   314,790        18,671         --         --    136,796    32,523
Board and Chief           1992 211,134   242,210 (2)    20,853      15,257     14,500    91,616    16,479
Executive Officer)(1)
Tygart, W. B.             1994 272,924   329,421           --          --       9,500   171,183    30,385
(President and Chief      1993 244,853   282,989           --          --         --    124,949    30,745
Operating Officer)        1992 205,666   225,689 (2)       --        8,328      9,300    86,126    16,167
Northam, R. E.            1994 308,486   371,610           --          --       9,500   192,403    36,605
(Executive Vice           1993 290,118   353,654       368,272         --         --    148,047    38,112
President)                1992 258,115   289,411           --          --       3,800   109,763    21,175
Cody, J. T., Jr.          1994 208,075   237,669           --          --       8,000   124,085    22,410
(President of JCPenney    1993 185,881   204,265           --          --         --     90,171    21,867
Stores)                   1992 154,855   151,215 (2)       --       22,186     12,750    59,107    11,417
Hutchens, T. D.           1994 206,121   233,699           --          --       8,000   122,896    22,253
(President of             1993 185,881   201,756           --          --         --     90,171    22,215
Merchandising Worldwide)  1992 154,702   157,537 (2)    35,809      22,186     12,750    59,057    11,892
- ------------------------------------------------------------------------------------------------------------

(1) Effective January 1, 1995, Mr. Oesterreicher was elected Chief Executive Officer of the Company, succeeding Mr. Howell, who continues to serve as the Company's Chairman of the Board. Prior to January 1, 1995, Mr. Oesterreicher served as the Company's President, JCPenney Stores and Catalog.
(2) Does not include $15,257, $8,328, $22,186, and $22,186 attributable to incremental stock awards of 458, 250, 666, and 666 shares of Common Stock granted and vested in 1992 under the Motivational Stock Award Program (see footnote (4) below) to Messrs. Oesterreicher, Tygart, Cody, and Hutchens, respectively, which amounts are set forth in the Restricted Stock Award(s) column. These incremental awards have a five-year mandatory retention period from the date of vesting and, as a result, future value realized on these stock award shares may differ from the value on the date of grant.
(3) Tax benefit rights paid on exercise of certain stock options. No tax benefit rights have been granted on options since 1987, and cannot be granted under the Equity Plan.
(4) Due to retention period requirements, future value realized on these stock award shares may differ from the value on the date of grant reported in this column. These numbers reflect incremental motivational stock awards made under the Motivational Stock Award Program ("MSAP") due to promotions for these individuals in the years shown. The original motivational stock awards were made in 1987 to key Company executives to retain them during the Company's relocation from New York to Texas and to motivate them to increase their efforts on the Company's behalf with respect to its strategic repositioning. Pursuant to the terms of the MSAP, ability to issue additional motivational stock awards ended on September 30, 1992. Stock awards vesting in 1992 have a five-year mandatory retention period from the date of vesting. Dividends are paid on all shares from the date of grant. Messrs. Oesterreicher, Tygart, Cody, and Hutchens received incremental awards as described in footnote (2) above. The restricted stock award shares with continuing retention periods and their aggregate value as of January 28, 1995, respectively, are as follows: Mr. Howell, 8,001 shares, $332,042; Mr. Oesterreicher, 12,458 shares, $517,007; Mr.
    Tygart, 11,294 shares, $468,701; Mr. Northam, 13,078 shares, $532,737; Mr.
    Cody, 7,618 shares, $316,147; and Mr. Hutchens, 8,666 shares, $359,639.
(5) No SARs have been granted since 1987.
(6) Represents Company contributions or allocations on behalf of these executive officers under the LESOP and the Supplemental Retirement Program for Management Profit-Sharing Associates, which, for the last fiscal year were, respectively, as follows: Mr. Howell $6,788 and $92,575; Mr. Oesterreicher $6,788 and $26,478; Mr. Tygart $6,788 and $23,597; Mr.
    Northam $6,788 and $29,817; Mr. Cody $6,788 and $15,622; and Mr. Hutchens $6,788 and $15,465.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 1994. The values assigned to each reported option are shown using arbitrarily assumed annualized rates of stock appreciation of 5% and 10% over the full 10 year term of the options, which would result in a stock price of $90.10 and $143.47, respectively. In assessing these values it should be kept in mind that regardless of the theoretical value that is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date, and as a result of the efforts of such executives to contribute to the creation of sustainable stockholder wealth.

                          Individual Grants
- -----------------------------------------------------------------------
                           Number of                                    Potential Realizable
                           Securities   % of Total                            Value at
                           Underlying  Options/SARs Exercise               Assumed Annual
                          Options/SARs  Granted to  or Base                Rates of Stock
                            Granted    Employees in  Price   Expiration  Price Appreciation
        Name                 (#)(2)    Fiscal Year   ($/Sh)     Date     for Option Term(3)
- ---------------------------------------------------------------------------------------------
                                                                            5%        10%
Howell, W. R.
(Chairman of the
Board)(1)                    20,000        2.0       55.313   2/27/04   $ 695,740 $ 1,763,140
Oesterreicher, J. E.
(Vice Chairman of the
Board and Chief
Executive Officer)(1)        11,500        1.2       55.313   2/27/04   $ 400,051 $ 1,013,806
Tygart, W. B.
(President and Chief
Operating Officer)            9,500        1.0       55.313   2/27/04   $ 330,477 $   837,492
Northam, R. E.
(Executive Vice
President)                    9,500        1.0       55.313   2/27/04   $ 330,477 $   837,492
Cody, J. T., Jr.
(President of JCPenney
Stores)                       8,000        0.8       55.313   2/27/04   $ 278,296 $   705,256
Hutchens, T. D.
(President of
Merchandising Worldwide)      8,000        0.8       55.313   2/27/04   $ 278,296 $   705,256
- ---------------------------------------------------------------------------------------------

(1) Effective January 1, 1995, Mr. Oesterreicher was elected Chief Executive Officer of the Company, succeeding Mr. Howell, who continues to serve as the Company's Chairman of the Board. Prior to January 1, 1995, Mr. Oesterreicher served as the Company's President, JCPenney Stores and Catalog.

(2) No SARs were granted in the last fiscal year.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

The following table shows stock option exercises by Named Executive Officers during fiscal 1994, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options at fiscal year-end. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal 1994 year-end price of the Company's Common Stock.

                                                           Number of Securities  Value of Unexercised
                                                          Underlying Unexercised     In-the-Money
                                                             Options/SARs at       Options/SARs at
                                                                FY-End (#)            FY-End ($)
                          Shares Acquired      Value           Exercisable/          Exercisable/
   Name                     on Exercise   Realized ($)(2)     Unexercisable        Unexercisable(3)
- -----------------------------------------------------------------------------------------------------
Howell, W. R.                  7,700          325,922          277,694 (E)            4,502,518
(Chairman of the                                                20,000 (U)                  -0-
Board)(1)
Oesterreicher, J. E.           1,422           46,546           88,934 (E)            1,117,845
(Vice Chairman of the                                           11,500 (U)                  -0-
Board and Chief
Executive Officer)(1)
Tygart, W. B.                  3,848          152,775           94,718 (E)            1,355,384
(President and Chief                                             9,500 (U)                  -0-
Operating Officer)
Northam, R. E.                11,090          215,048           80,582 (E)            1,061,429
(Executive Vice                                                  9,500 (U)                  -0-
President)
Cody, J. T., Jr.               5,140          207,392           56,936 (E)              698,933
(President of JCPenney                                           8,000 (U)                  -0-
Stores)
Hutchens, T. D.                  --               --            57,706 (E)              712,709
(President of                                                    8,000 (U)                  -0-
Merchandising Worldwide)
- -----------------------------------------------------------------------------------------------------

(1) Effective January 1, 1995, Mr. Oesterreicher was elected Chief Executive Officer of the Company, succeeding Mr. Howell, who continues to serve as the Company's Chairman of the Board. Prior to January 1, 1995, Mr. Oesterreicher served as the Company's President, JCPenney Stores and Catalog.

(2) Since most shares reported here continue to be held by participants, and considering certain shares have holding period requirements, the future value realized on such shares upon actual disposition may differ from the value reported here on the exercise date.

(3) Value is based on the closing price on the last trading day of the fiscal year, which, as of January 27, 1995, was $41.50.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

The table on page 19 represents 1994 payouts under the 1984 Performance Unit Plan ("PUP") and units granted under the Shareholder Value Award Program ("SVA"). The percent of the PUP award earned is based on the Company's performance against the following indices: (1) average return on equity; (2) average annual percent increase in earnings per share, as determined by the Committee; and (3) the performance of a selected group of competitors. The value of each performance unit, as determined by the Committee, times the number of performance units yields the annual payout under PUP. (See "Report of Personnel and Compensation Committee on Executive Compensation--Base Salary and Incentive Compensation Payments" on pages 11 and 12).

  Average ROE and EPS performance will yield the percent of PUP awards earned, which can range from 0 to 200%. The range of percent of awards earned increases with improved average ROE and EPS performance. For example, the average ROE and EPS performance in 1992-94 are 19.5% and 16.9%, respectively, resulting in an award range of $1.65 to $2.00 per unit. The Committee may, in its discretion, grant PUP awards outside of this range if it determines that such grant is warranted by the Company's ROE and EPS performance results for the measurement period.

  The SVA units, which, if earned, will be paid out in restricted stock, vest depending on the Company's cumulative Total Shareholder Return ("TSR") over a three-year measurement period relative to the TSR for the S&P 500 Retail Index for department stores and the S&P 500 Index. Awards will vest, if at all, in 1996.

                                                               Estimated Future Payouts
                                                                Under Non-Stock Price-
                                              Performance or        Based Plans (4)
                          Number of Shares, Other Period Until -------------------------
                           Units or Other     Maturation or    Threshold Target  Maximum
  Name                       Rights (#)           Payout          ($)      ($)     ($)
- ----------------------------------------------------------------------------------------
Howell, W.R.                  247,391 (2)       1992-1994       408,195  451,489 494,782
(Chairman of the                4,230 (3)       1993-1995        43,886  175,545 351,090
Board)(1)
Oesterreicher, J. E.           88,069 (2)       1992-1994       145,314  160,726 176,138
(Vice Chairman of the           2,432 (3)       1993-1995        25,232  100,928 201,856
Board and Chief
Executive Officer)(1)
Tygart, W. B.                  77,810 (2)       1992-1994       128,387  142,003 155,620
(President and Chief            2,009 (3)       1993-1995        20,843   83,374 166,747
Operating Officer)
Northam, R. E.                 87,456 (2)       1992-1994       144,302  159,607 174,912
(Executive Vice                 2,009 (3)       1993-1995        20,843   83,374 166,747
President)
Cody, J. T., Jr.               56,402 (2)       1992-1994        93,063  102,934 112,804
(President of JCPenney          1,692 (3)       1993-1995        17,555   70,218 140,436
Stores)
Hutchens, T. D.                55,862 (2)       1992-1994        92,172  101,948 111,724
(President of                   1,692 (3)       1993-1995        17,555   70,218 140,436
Merchandising Worldwide)
- ----------------------------------------------------------------------------------------

(1) Effective January 1, 1995, Mr. Oesterreicher was elected Chief Executive Officer of the Company, succeeding Mr. Howell, who continues to serve as the Company's Chairman of the Board. Prior to January 1, 1995, Mr. Oesterreicher served as the Company's President, JCPenney Stores and Catalog.

(2) This number represents the number of PUP performance units granted in fiscal 1994 and is a function of base salary plus profit incentive compensation valued at one dollar per unit and the individual's PRL.

(3) This number represents the number of SVA units granted in fiscal 1994 and is based on the individual's PRL.

(4) The amounts shown represent fiscal 1994 award payout ranges for PUP and theoretical ranges for the SVA unit awards assuming the closing price on the last trading day of the fiscal year, which, as of January 27, 1995 was $41.50, and also assuming, for purposes of this table, that all such SVA units granted vest. As noted above, the Committee may grant PUP awards outside of the award payout range.

ASSOCIATE STOCK OWNERSHIP GUIDELINES. The Company has adopted a Stock Ownership Guidelines Program for certain of its management employees and store managers. The Guidelines were enacted to further encourage and support a "stakeholder" mentality among these employees in order to align their interests with other Company stockholders. Pursuant to the Guidelines, all participants in the Company's Equity Plan, including store managers, are required to own a minimum amount of Common Stock based upon a multiple (the "Ownership Multiple") of their annual base salary. Under the Guidelines, the Ownership Multiples range from seven times base salary for the CEO to one-half times base salary for non-officers and store managers. The compliance period for these Guidelines is five years from the implementation of the Guidelines, or election as officer or change in status, if later.

DEFERRED COMPENSATION PLAN. Participant contributions to qualified savings plans are limited by a $150,000 compensation limit imposed by the Internal Revenue Service. Effective July 1, 1995, the Board of Directors of the Company approved the J. C. Penney Company, Inc. 1995 Deferred Compensation Plan as a vehicle for associates earning more than the compensation limit to defer a portion of their base salary and incentive compensation payments exceeding the $150,000 limit as a means of saving for retirement. Participants in the Deferred Compensation Plan elect to defer a percentage of their compensation each year. Deferred amounts are generally payable upon a participant's retirement, death, or other separation from the Company.

RETIREMENT INCOME. The following table shows various estimated maximum aggregate annual retirement incomes payable to management employees who receive profit incentive compensation and retire at age 60 (the age at which most management personnel currently voluntarily retire).

                       ESTIMATED RETIREMENT INCOME TABLE

                                   Years of Service
                 -----------------------------------------------------
Average
Final
Compensation        15       20       25       30       35       40
- ----------------------------------------------------------------------
$  250,000       $ 87,500 $100,000 $112,500 $125,000 $131,250 $137,500
   500,000        175,000  200,000  225,000  250,000  262,500  275,000
   750,000        262,500  300,000  337,500  375,000  393,750  412,500
 1,000,000        350,000  400,000  450,000  500,000  525,000  550,000
 1,250,000        437,500  500,000  562,500  625,000  656,250  687,500
 1,500,000        525,000  600,000  675,000  750,000  787,500  825,000
 1,750,000        612,500  700,000  787,500  875,000  918,750  962,500
Each additional
$   50,000         17,500   20,000   22,500   25,000   26,250   27,500
- ----------------------------------------------------------------------

  Average Final Compensation for pension formula purposes includes "Salary", "Bonus", and "LTIP Payouts" as reported under these columns of the Summary Compensation Table on page 15.

  The present annual pension benefit payable after normal retirement (age 65 or later) to participants in the Company's Pension Plan ("Pension Plan") with service after December 31, 1988, generally is equal to the sum of .75% times the "average final compensation" up to the "Average Social Security Wage Base" plus 1.25% times the "average final compensation" in excess of the "Average Social Security Wage Base" multiplied by the number of years of "credited service". "Average final compensation" is the average of the highest five consecutive full calendar years of compensation out of the employee's last ten years in the Plan. "Average Social Security Wage Base" is the average of the 35 consecutive years of wages subject to the Social Security Tax, ending with the year an employee qualifies for unreduced Social Security retirement benefits. The Pension Plan contains provisions for early retirement and optional forms of benefit payments.

  A Supplemental Retirement Program for Management Profit-Sharing Associates ("Supplemental Retirement Program") provides benefits, including Social Security substitute payments until age 62, to certain management employees, including executive officers, who voluntarily retire in accordance with the Supplemental Retirement Program and whose aggregate retirement and estimated Social Security benefits would otherwise be below specified minimum retirement income levels.

  Estimated annual retirement incomes reflected in the table are assumed for this purpose to comprise the total of (i) the benefit under the Pension Plan,
(ii) the value at retirement of the aggregate of Company contributions made to the Company's LESOP and predecessor plans, and earnings thereon, and (iii) the benefit under the Company's Supplemental Retirement Program, assuming the payment of all such benefits in the form of a straight life annuity. The Omnibus Budget Reconciliation Act of 1993 limits the amount of annual compensation which may be taken into account under a "qualified plan" to $150,000, adjusted for future cost of living increases. Therefore, annual retirement benefits which exceed Internal Revenue Code limitations for qualified plans may be paid pursuant to the Supplemental Retirement Program. The individuals named in the table on page 15 currently have, respectively, the following years of "credited service" and approximate assumed "average final compensation" recognized for calculation of benefits under the Supplemental Retirement Program: Mr. Howell, 36 years, $2,118,976; Mr. Oesterreicher, 30 years, $700,388; Mr. Tygart, 34 years, $643,088; Mr. Northam, 19 years, $771,952; Mr. Cody, 31 years, $467,972; and Mr. Hutchens, 33 years, $467,122.

APPROVAL OF AUDITORS (PROPOSAL 2)

KPMG Peat Marwick LLP, independent certified public accountants, and members of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants' Division of Certified Public Accounting firms, have been auditors of the Company's consolidated financial statements since 1916. Their employment for the purpose of auditing the Company's financial statements for the fiscal year ending January 27, 1996, has been authorized by the Board, upon the recommendation of the Audit Committee. Stockholder approval of such employment is requested.

  It is anticipated that a representative of KPMG Peat Marwick LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she desire so to do.

  The total amount paid to KPMG Peat Marwick LLP for all services related to the fiscal 1994 audit of the Company's consolidated financial statements was approximately $2,000,000.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER RESOLUTIONS

The Company has been informed that Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, a recordholder of 100 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

STOCKHOLDER RESOLUTION NUMBER ONE (PROPOSAL 3)

RESOLUTION AND REASONS STATED BY SUBMITTING STOCKHOLDER

RESOLVED: "That the shareholders of J. C. Penney recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

REASONS: "Until recently, directors of J. C. Penney were elected annually by all shareholders."

"The great majority of New York Stock Exchange listed corporations elect all their directors each year."

"This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

"Last year the owners of 89,402,993 shares representing approximately 42.0% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

Prior to the 1985 Annual Meeting of Stockholders, directors were elected annually for a one-year term. At the 1985 meeting, stockholders by a substantial majority approved amendments to the Company's Restated Certificate of Incorporation, as amended, and to its Bylaws providing, among other things, that the Board be divided into three classes of directors serving staggered three-year terms with each class being as nearly equal as possible ("Classified Board Amendments").

  In the proxy statement for that meeting, which contained a detailed discussion of the reasons for the Board's recommendation, the Board stated that the overall purpose of the Classified Board Amendments was to assure continuity and stability in the Company's operations. With a classified Board, it is more likely that a majority of the directors at any time will have had prior experience as directors of the Company, thereby facilitating continuity and planning for the Company's business. The Board believes that the longer time period required to elect a majority of a classified Board will protect the interests of stockholders.

  The Board continues to hold the view that the reasons set forth in the 1985 proxy statement are valid and that the election of directors by classes should be continued.

  It should be noted that adoption of this proposal would not in itself "reinstate" the annual election of directors but would simply amount to a request that the Board take the "necessary steps" to accomplish such reinstatement.

  At the 1994, 1993, 1992, 1991, 1990, 1989, and 1988 Annual Meetings of
Stockholders, a stockholder proposal virtually identical to this proposal was defeated, having received votes of 34.6%, 29.9%, 23.0%, 21.8%, 19.2%, 19.0%, and 19.1%, respectively, of the outstanding shares entitled to vote on the proposal.

ACCORDINGLY, THE BOARD CONTINUES TO RECOMMEND A VOTE AGAINST THIS PROPOSAL.

The Company has also been informed that the Amalgamated Clothing and Textile Workers Union, 1808 Swann Street, N.W., Second Floor, Washington, D.C. 20009, a recordholder of 50 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

STOCKHOLDER RESOLUTION NUMBER TWO (PROPOSAL 4)

RESOLUTION AND REASONS STATED BY SUBMITTING STOCKHOLDER

Resolved: The shareholders of J. C. Penney Company, Inc. ("Company") hereby request the Board of Directors to redeem the Preferred Stock Purchase Rights issued February 14, 1990, unless said issuance is approved by the affirmative vote of a majority of the outstanding shares at a meeting of shareholders as soon as practical.

  The resolution received 43.8% of votes cast last year.

  In February 1990, the Company's Board of Directors authorized the distribution of preferred stock purchase rights ("right" or "rights"). These rights are a type of corporate anti-takeover device commonly known as a poison pill.

  Under its terms, one right was declared for each common share outstanding. Each right entitles shareholders to purchase, under certain conditions, one two-hundredth of a share of the Company's Series A Preferred Stock at a purchase price of $280. The rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the common shares or has commenced or intends to commence a tender offer upon consummation of which such person or group would own 30% or more of the common shares. The Company may redeem the rights for $.01 per right subject to adjustment.

  We believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe that the future possibility of a takeover justifies the unilateral implementation of such a poison pill-type device.

  We believe that shareholders should have the opportunity to vote on the necessity of such a powerful tool that could be used to entrench existing management. The Company already has in place other devices for countering hostile takeover attempts, including a staggered board of directors.

  Rights plans like ours have become increasingly unpopular in recent years. In 1994, a majority of shareholders at Intel, Advanced Micro Devices, and Community Psychiatric Centers voted in favor of proposals asking management to repeal or redeem poison pills.

  The effects of poison pill rights plans on the trading value of companies' stock have been the subject of extensive research. A 1986 study by the Office of the Chief Economist of the U. S. Securities and Exchange Commission on the economics of the rights plans stated that "The stock-returns evidence suggest that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management." Another more recent study by Professor Michael Ryngaert singled out rights plans such as the one authorized by our Company for their negative effect on shareholder value.

  In light of what can best be described as the debatable economic benefit of our preferred share rights and the undeniably undemocratic way in which they were assigned to shareholders, we believe these rights should be either redeemed or voted on.

  WE URGE SHAREHOLDERS TO VOTE FOR THIS RESOLUTION.

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

In February 1990, the Board of Directors unanimously adopted a Rights Agreement ("Rights Plan") and declared a dividend distribution of one Preferred Stock Purchase Right (collectively, "Rights") on each outstanding share of the Company's Common Stock. The Rights Plan was established in connection with the Company's redemption of the rights issued pursuant to its original rights plan adopted in 1986. The Rights Plan is designed to encourage potential acquirors to negotiate directly with the Board of Directors, which the Company believes is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer, and protect stockholders against potential abuses during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulation programs, which do not treat all stockholders fairly and equally.

  The Rights Plan will allow the Board adequate time and flexibility to negotiate on behalf of the stockholders and enhance the Board's ability to negotiate the highest possible bid from a potential acquiror, develop alternatives which may better maximize stockholder values, preserve the long-term value of the Company for the stockholders, and ensure that all stockholders are treated fairly and equally. The Rights Plan is not intended to prevent a takeover on terms that are fair and equitable to all stockholders. The Board of Directors may, pursuant to the terms of the Rights Plan, redeem the Rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, adequately reflects the value of the Company and to be in the best interests of all stockholders. Moreover, a number of other companies with existing rights plans have received unsolicited offers and have redeemed their rights after their directors were satisfied that the offer, as negotiated by the target company's board of directors, adequately reflected the underlying value of the company and was fair and equitable to all stockholders. The Board believes that rather than deterring good-faith negotiations between a potential acquiror and the Board, the Rights Plan will assist the Board in maximizing the price paid to stockholders in the event the Company is acquired.

  The proponent references two studies regarding the effect of rights plans on the trading value of the adopting companies' stock. However, March and October 1988 studies by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that companies adopting rights plans do not lessen the value of their stock, and, more importantly, that companies with rights plans received higher takeover premiums than those companies without rights plans. The March 1988 Georgeson study concluded that companies with rights plans received takeover premiums averaging 69% higher than those received by companies not protected by such plans. Similarly, a March 1993 study by Robert Comment and G. William Schwert of the Bradley Policy Research Center, University of Rochester, determined that rights plans do not deter takeovers. Additionally, Comment and Schwert found that rights plans are associated with higher takeover premiums for selling stockholders.

  The Board specifically examined its fiduciary responsibilities under Delaware law when it adopted the original rights plan in 1986 and the current Rights Plan. It is important to note that the Company's Board of Directors is an independent board, and that this preponderance of independent outside directors has consistently been the case for over fifteen years, thus providing further assurance that the Rights Plan will not be used for entrenchment purposes. The Board adopted the Rights Plan with the aim of protecting the interests of all stockholders and maximizing the value of their investments in the Company. Based on the Board's collective business experience and knowledge of the Company, it believes that the adoption of the Rights Plan was a valid exercise of its fiduciary obligations to all stockholders, and is in accord with the Board's responsibility under Delaware law to manage and direct the management of the Company's business and affairs. The Board does not believe that the Rights Plan will deter an acquisition offer that adequately reflects the underlying value of the Company and that is fair to all stockholders.

  At the 1994, 1993, and 1992 Annual Meetings of Stockholders stockholder proposals virtually identical to this proposal were defeated, having received votes of 36.0%, 34.1%, and 31.1%, respectively, of the outstanding shares entitled to vote on the proposal. Also, substantially similar proposals relating to the original 1986 rights plan were defeated at the 1987 and 1988 Annual Meetings of Stockholders, receiving votes of only 25.2% and 27.6%, respectively, of the outstanding shares entitled to vote.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS BY STOCKHOLDERS

Under the rules of the Securities and Exchange Commission, the date by which proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 9, 1995.

  Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Secretary of the Company containing the name and address of the stockholder, and a representation that the stockholder is a holder of record and intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to serve. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

  The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

  Stockholders were advised by a notice to stockholders included with the February 1, 1995, dividend that any nomination for director and notice of any such business to be properly brought before the 1995 Annual Meeting had to be made by stockholders no later than February 18, 1995. It is currently expected that the 1996 Annual Meeting of Stockholders will be held on or about May 17, 1996, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by December 9, 1995) must be given by stockholders by February 17, 1996. The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company's Bylaws are available from the Secretary of the Company.

CONFIDENTIAL VOTING

The Company, considering it to be in the best interest of stockholders, has a policy to the effect that all proxy (voting instruction) cards, ballots, and vote tabulations which identify the particular vote of a stockholder are to be kept secret from the Company, its directors, officers, and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives and tabulates the proxies. The final tabulation is inspected by inspectors of election who are independent of the Company, its directors, officers, or employees. The identity and vote of any stockholder shall not be disclosed to the Company, its directors, officers, or employees, nor to any third party except (i) to allow the independent election inspectors to certify the results of the vote to the Company, its directors, officers, and employees;
(ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the Securities and Exchange Commission; or (iv) in the event a stockholder has made a written comment on such material.

OTHER MATTERS

The Board of Directors does not intend to present any other business at the meeting. However, if any other matter calling for a vote of stockholders is properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                        [SIGNATURE OF C. R. LOTTER APPEARS HERE]
                                                C. R. Lotter, Secretary

                                   APPENDIX

                          Graphic and Image Material

1. Photographs of nominees for director and current directors appear next to their biographies on pages 5 through 7.

2. Tabular description of performance graph appears on page 14.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,            /x/ Please mark your
THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS          votes as this
AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

- ------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
    PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- ------------------------------------------------------------------------------

                                                       FOR  AGAINST  ABSTAIN
1. Election of Directors    2. Approval of Auditors.   / /    / /     / /
   (see reverse).
  FOR all    AUTHORITY
  nominees   WITHHELD
  except as   as to all
   noted     nominees
    / /        / /

- -------------------------

- -----------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
 THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- -----------------------------------------------------------------------------

                            FOR  AGAINST  ABSTAIN
3. Stockholder resolution   / /    / /      / /
   regarding classification
   of Board.
                            FOR  AGAINST  ABSTAIN
 4. Stockholder resolu-     / /    / /      / /
    tion regarding rights
    dividend.
- -------------------------------------------------------------------------------
                         I/we plan to attend the meeting [_]
                         PLEASE SIGN AND DATE
                         Please sign your name or names exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

                 -----
                      |  -------------------------------------------------
                          SIGNATURE                               DATE

                         -------------------------------------------------
                          SIGNATURE                               DATE

- ----------------------------------------------------------------------------
                          J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

By properly executing this card on the reverse, you are authorizing V.E. Jordan, Jr., W.R. Howell, W. B. Tygart, or any one of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the El San Juan Hotel, 6063 Isle Verde Road, San Juan, Puerto Rico 00902, on Friday, May 19, 1995, at 10:00 A.M., local time, and at any adjournment or postponement thereof ("Meeting"), upon such business as may come before the Meeting, including the items set forth on the reverse ("Business").

AS DESCRIBED IN THE PROXY STATEMENT, THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS AT SUCH MEETING FOR CHEMICAL BANK ("AGENT") FOR SUCH BUSINESS FOR PARTICIPANTS IN THE COMPANY'S DIVIDEND REINVESTMENT PLAN ("DRIP") BOTH FOR COMMON STOCK (IF
ANY) ALLOCATED TO YOUR ACCOUNTS AND FOR COMMON STOCK ALLOCATED TO OTHER DRIP PARTICIPANTS' ACCOUNTS FOR WHICH VOTING INSTRUCTIONS ARE NOT RECEIVED BY MAY 16, 1995 ("UNDIRECTED STOCK"). IF THIS VOTING INSTRUCTION CARD IS EXECUTED AND RECEIVED BY MAY 16, 1995, THE AGENT WILL VOTE AS FOLLOWS: (A) FOR COMMON STOCK ALLOCATED TO THE UNDERSIGNED'S ACCOUNTS, IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN AND (B) FOR UNDIRECTED STOCK, IN THE SAME PROPORTION AS ALL COMMON STOCK ALLOCATED TO ACCOUNTS FOR WHICH INSTRUCTION CARDS RECEIVED BY MAY 16, 1995 HAS BEEN VOTED.

Nominees for Election of Directors for the term set forth in the Proxy Statement are M.A. Burns, C.H. Chandler, J.E. Oesterreicher, and C.S. Sanford, Jr. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your vote is important and cannot be recorded by the proxies or Agent unless this card is properly executed by you and returned. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,          /x/ Please mark your
THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS        votes as this
AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

- -------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
    PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- -------------------------------------------------------------------------------

                                                       FOR  AGAINST  ABSTAIN
1. Election of Directors    2. Approval of Auditors.   / /    / /     / /
   (see reverse).
  FOR all    AUTHORITY
  nominees   WITHHELD
  except as   as to all
   noted     nominees
    / /        / /

- ------------------------

- ---------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
   THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- ---------------------------------------------------------------
                            FOR  AGAINST  ABSTAIN
3. Stockholder resolution   / /    / /      / /
    regarding classification
    of Board.
                             FOR  AGAINST  ABSTAIN
  4. Stockholder resolu-     / /    / /      / /
     tion regarding rights
     dividend.

- --------------------------------------------------------------------------------

                             PLEASE SIGN AND DATE
                             Please sign your name exactly as stenciled hereon.

                     -----
                          |  -------------------------------------------------
                              SIGNATURE                              DATE

- --------------------------------------------------------------------------------
                          J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD
                                ALLOCATED STOCK
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE COMPANY'S SAVINGS AND PROFIT-SHARING RETIREMENT PLAN AND THE COMPANY'S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (TOGETHER, "PLANS"):

BY PROPERLY EXECUTING THIS CARD ON THE REVERSE, YOU ARE INSTRUCTING STATE STREET BANK AND TRUST COMPANY ("TRUSTEE") TO VOTE ON YOUR BEHALF, IN ACCORDANCE WITH YOUR INSTRUCTIONS, IN PERSON OR BY PROXY, SHARES OF VOTING STOCK HELD FOR YOU IN ACCOUNTS UNDER THE PLANS ("ALLOCATED STOCK"), AT THE ANNUAL MEETING OF COMPANY STOCKHOLDERS, TO BE HELD AT THE EL SAN JUAN HOTEL, 6063 ISLE VERDE ROAD, SAN JUAN, PUERTO RICO 00902 ON FRIDAY, MAY 19, 1995, AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UPON SUCH BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING THE ITEMS SET FORTH ON THE REVERSE. IF THIS PROXY/VOTING INSTRUCTION CARD IS NOT RECEIVED BY THE TRUSTEE BY MAY 16, 1995, YOUR ALLOCATED STOCK WILL BE VOTED IN THE SAME PROPORTION AS INSTRUCTIONS RECEIVED BY THE TRUSTEE BY THAT DATE FROM THE PLANS' PARTICIPANTS WHO HAVE RETURNED THEIR UNALLOCATED/UNDIRECTED PROXY/VOTING INSTRUCTION CARDS IN A TIMELY MANNER.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are M.A. Burns, C.H. Chandler, J.E. Oesterreicher, and C.S. Sanford, Jr. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your instructions as to your Allocated Stock are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee by MAY 16, 1995. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,          /x/ Please mark your
THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS        votes as this
AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

- --------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
    PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- --------------------------------------------------------------------------

                                                       FOR  AGAINST  ABSTAIN
1. Election of Directors    2. Approval of Auditors.   / /    / /     / /
   (see reverse).
  FOR all    AUTHORITY
  nominees   WITHHELD
  except as   as to all
   noted     nominees
    / /        / /

- -------------------------

- ---------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
   THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- ---------------------------------------------------------------------

                            FOR  AGAINST  ABSTAIN
3. Stockholder resolution   / /    / /      / /
   regarding classification
   of Board.
                            FOR  AGAINST  ABSTAIN
 4. Stockholder resolu-     / /    / /      / /
    tion regarding rights
    dividend.

- -------------------------------------------------------------------------------

                           PLEASE SIGN AND DATE
                           Please sign your name exactly as stenciled hereon.

                   -----
                        |  -------------------------------------------------
                            SIGNATURE                              DATE

- ------------------------------------------------------------------------------
                          J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD
                       UNALLOCATED AND UNDIRECTED STOCK
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE COMPANY'S SAVINGS AND PROFIT-SHARING RETIREMENT PLAN AND THE COMPANY'S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (TOGETHER, "PLANS"):

BY PROPERLY EXECUTING THIS CARD ON THE REVERSE, YOU ARE INSTRUCTING STATE STREET BANK AND TRUST COMPANY ("TRUSTEE") TO VOTE, IN PERSON OR BY PROXY, SHARES OF VOTING STOCK HELD UNDER THE PLANS (I) NOT YET ALLOCATED TO THE ACCOUNTS OF PLANS' PARTICIPANTS ("UNALLOCATED STOCK") AND (II) ALLOCATED TO THE ACCOUNTS OF PLANS' PARTICIPANTS FROM WHOM AN EXECUTED PROXY/VOTING INSTRUCTION CARD IS NOT RECEIVED BY THE TRUSTEE BY MAY 16, 1995 ("UNDIRECTED STOCK"), AT THE ANNUAL MEETING OF COMPANY STOCKHOLDERS, TO BE HELD AT THE EL SAN JUAN HOTEL, 6063 ISLE VERDE ROAD, SAN JUAN, PUERTO RICO 00902 ON FRIDAY, MAY 19, 1995, AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UPON SUCH BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING THE ITEMS SET FORTH ON THE REVERSE. UNDIRECTED STOCK AND UNALLOCATED STOCK WILL BE VOTED IN THE SAME PROPORTION AS INSTRUCTIONS RECEIVED BY THE TRUSTEE BY MAY 16, 1995 FROM THE PLANS' PARTICIPANTS WHO HAVE RETURNED THIS PROXY/VOTING INSTRUCTION CARD IN A TIMELY MANNER.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are M.A. Burns, C.H. Chandler, J.E. Oesterreicher, and C.S. Sanford, Jr. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your instructions as to Unallocated Stock and Undirected Stock are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee by MAY 16, 1995. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,           /x/ Please mark your
THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS         votes as this
AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

- --------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
    PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- --------------------------------------------------------------------------

                                                       FOR  AGAINST  ABSTAIN
1. Election of Directors    2. Approval of Auditors.   / /    / /     / /
   (see reverse).
  FOR all    AUTHORITY
  nominees   WITHHELD
  except as   as to all
   noted      nominees
    / /        / /

- -------------------------

- ---------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
   THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- ---------------------------------------------------------------------

                            FOR  AGAINST  ABSTAIN
3. Stockholder resolution   / /    / /      / /
   regarding classification
   of Board.
                            FOR  AGAINST  ABSTAIN
 4. Stockholder resolu-     / /    / /      / /
    tion regarding rights
    dividend.
- -------------------------------------------------------------------------------

                           PLEASE SIGN AND DATE
                           Please sign your name exactly as stenciled hereon.

                   -----
                        |  -------------------------------------------------
                            SIGNATURE                               DATE


- ------------------------------------------------------------------------------
                          J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE JCPENNEY FINANCIAL SERVICES THRIFT AND INVESTMENT RETIREMENT PLAN:

By properly executing this card on the reverse, you are instructing NationsBank of Texas, N.A. ("Trustee") to vote, on your behalf, in person or by proxy, shares of stock held for you in accounts under the JCPenney Financial
Services Thrift and Investment Retirement Plan at the Annual Meeting of Stockholders of J. C. Penney Company, Inc., to be held at the El San Juan Hotel, 6063 Isle Verde Road, San Juan, Puerto Rico 00902, on Friday, May 19, 1995, at 10:00 A.M., local time, and at any adjournment or postponement thereof, upon such business as may come before the meeting, including the items set forth on the reverse.

THE TRUSTEE HAS INDICATED ITS INTENT TO VOTE THE SHARES REPRESENTED HEREBY (A) IF AN INSTRUCTION CARD IS EXECUTED BY YOU AND RECEIVED BY MAY 16, 1995, IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE AND (B) IF NO SUCH INSTRUCTION CARD IS SO RECEIVED, FOR ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2 AND AGAINST PROPOSALS 3 AND 4.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are M.A. Burns, C.H. Chandler, J.E. Oesterreicher, and C.S. Sanford, Jr. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your instructions as to your shares of stock are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee by MAY 16, 1995. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                          (Continued on reverse side)